UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

Aspira Women’s Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road, Building III, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWHL	The OTC QB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2025, the Company signed a Master Service Agreement and a Statement of Work with Brian Hungerford (together, the “Consulting Agreement”). Effective September 2, 2025, the Company’s board of directors appointed Mr. Hungerford as its Chief Financial Officer and its Principal Accounting Officer, replacing Julie Carrillo. Brian Hungerford, age 50, has over 20 years of experience in a wide range of industries. Prior to joining Aspira, Mr. Hungerford served as CFO for Kiromic Biopharma, Inc, a biopharmaceutical R&D company.

Under the Consulting Agreement, Mr. Hungerford will receive an annual salary of $300,000, payable semi-monthly, and he will be eligible for a 35% cash bonus at the discretion of management and the board of directors based on the achievement of established performance goals. Mr. Hungerford is also eligible for a stock option grant of 100,000 shares. 25% of the option will vest on September 2, 2026, and the remaining amount will vest monthly over the following 36 months.

If the Consulting Agreement is terminated without cause (as defined in the Consulting Agreement) following the date that is six (6) months following the Effective Date but before the date that is twelve (12) months following the Effective Date, and provided that he complies with certain requirements (including signing a standard separation agreement release within 60 days), under the Consulting Agreement, he will be entitled to continued payment of his base salary as then in effect for a period of three (3) months following the date of termination.

If the Consulting Agreement is terminated without cause at any time following the date that is twelve (12) months following the Effective Date, and provided that he complies with the same requirements, under the Consulting Agreement, he will be entitled to continued payment of his base salary as then in effect for a period of six (6) months following the date of termination.

Additionally, the Consulting Agreement provides that if Mr. Hungerford’s employment is terminated without cause or for good reason within the 12-month period following a change of control (as such term is defined in the Consulting Agreement), then, in addition to the benefits above, 100% of any then-unvested options to purchase Company common stock previously granted by the Company will vest upon the date of such termination (subject to earlier expiration at the end of the option’s original term).

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Hungerford and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Mr. Hungerford and any other person pursuant to which he was appointed as an officer of the Company. Mr. Hungerford does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Master Services Agreement between Aspira Women’s Health Inc. and Brian Hungerford
10.2	Statement of Work by and between Aspira Women’s Health Inc. and Brian Hungerford
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRA WOMEN’S HEALTH INC.

Date: September 3, 2025	By:	/s/ Michael Buhle
Michael Buhle
Chief Executive Officer